UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-3445278
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.625% Senior Notes due 2042	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-182468 (If applicable)

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 5.625% Senior Notes due 2042 (the “Notes”) of Senior Housing Properties Trust (the “Registrant”) is contained in the Prospectus dated June 29, 2012 (File No. 333-182468), under the caption “Description of debt securities” on pages 7 through 18 thereof, as supplemented by the Prospectus Supplement dated July 17, 2012, under the caption “Description of notes” on pages S-8 through S-12 thereof, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.  Such Prospectus, as so supplemented, is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit
Number	Description of Exhibit

4.1

Indenture, dated as of December 20, 2001, between the Registrant and U.S. Bank National Association (as successor trustee to State Street Bank and Trust Company). (Incorporated by reference to the Registrant’s Registration Statement on Form S-3, File No. 333-76588, filed January 11, 2002.)

4.2

Supplemental Indenture No. 7, dated as of July 20, 2012, by and between the Registrant and U.S. Bank National Association relating to the Registrant’s 5.625% Senior Notes due 2042, including the form thereof. (Filed herewith.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

Date: July 20, 2012	By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer